Exhibit 99.1

CoStar Group Second Quarter 2018 Revenue Grows 25% Year-over-Year,
Net Income Grows 98%, Company Raises Full-Year Revenue and Earnings Guidance

WASHINGTON - July 24, 2018 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended June 30, 2018 was $297 million, an increase of 25% over revenue of $237 million for the second quarter of 2017. Net income for the quarter ended June 30, 2018 increased $22 million to $44 million or $1.20 per diluted share compared to $22 million for the second quarter of 2017, an increase of 98%. Non-GAAP net income (defined below) for the quarter ended June 30, 2018, which excludes one-time costs associated with the acquisition of ForRent and other items, was $60 million or $1.66 per diluted share, an increase of $32 million or 114% versus the second quarter of 2017.

“We had an exceptional second quarter of 2018 as we delivered excellent revenue growth, strong margin expansion and continued positive momentum in net bookings,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “In June 2018, we generated our first-ever $100 million revenue month and are now operating at a $1.2 billion annual revenue run rate. In the second quarter of 2018, CoStar Suite revenue growth was an impressive 18% compared to the second quarter of 2017 as we continue to successfully convert LoopNet information users to CoStar.”

Company-wide net new bookings were $45 million in the second quarter of 2018, an increase of 23% year-over-year. The Commercial Property and Land marketplaces had their best sales quarter ever in the second quarter of 2018 with a year-over-year increase of 105%, which featured significant sales of LoopNet Premium Lister and Power Ads on LoopNet.com.

“In Multifamily, we continue to expand our leadership position in unique visitors, visits, leads and revenue,” stated Florance. “I am very pleased with the progress of our integration of ForRent into the Apartments.com network. In June, our unified multifamily sales organization produced our best sales month ever. Since the acquisition, we have successfully signed up over 4,100 ForRent properties to our combined network and expect to complete the process of moving ForRent properties to the combined network later this year. Our emphasis on providing outstanding client service along with our superior network performance resulted in the reduction of average monthly cancels of ForRent by almost 35% since we integrated the sales force in May versus the monthly average in 2017. We expect to complete the ForRent integration in half the time we initially projected and deliver on our expected 45-55% margin goal for this acquisition.”

Year 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)
	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$227	$237	$248	$254	$274	$297
Net income	22	22	34	44	52	44
Net income per share - diluted	0.68	0.68	1.04	1.22	1.44	1.20
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5

EBITDA	55	44	73	66	70	64
Adjusted EBITDA	64	54	84	78	84	85
Non-GAAP net income	34	28	46	45	60	60
Non-GAAP net income per share - diluted	1.05	0.86	1.41	1.25	1.65	1.66

Multifamily revenue for the second quarter of 2018 increased 54% to $105 million versus $68 million in the second quarter of 2017. Revenue by services can be found within the tables included in this release.

EBITDA in the second quarter of 2018 was $64 million, compared to $44 million in the second quarter of 2017, an increase of 47%. Adjusted EBITDA (which excludes stock-based compensation, acquisition-related costs and other items as described below) was $85 million for the second quarter of 2018, an increase of 57% over adjusted EBITDA for the second quarter of 2017. Adjusted EBITDA margin for the second quarter of 2018 was 29%, an increase of almost 600 basis points compared to the second quarter of 2017.

As of June 30, 2018, the Company had approximately $976 million in cash, cash equivalents and long-term investments, and no outstanding debt.

2018 Outlook
“Given our strong revenue and profit performance in the first half of the year, we are once again raising our guidance for the full year of 2018,” stated Scott Wheeler, Chief Financial Officer of CoStar Group. “With only six months left in 2018, we are confident we will meet or exceed our goal of 40% adjusted EBITDA margin for the fourth quarter of 2018.”
The Company expects revenue in the range of $1.180 billion to $1.192 billion for the full year of 2018, an increase of $4 million to the prior midpoint and reflecting revenue growth of 23% at the midpoint of the range. We expect revenue for the third quarter of 2018 in the range of $304 million to $307 million, representing revenue growth of 23% over the third quarter of 2017 at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $395 million to $405 million for the full year of 2018. For the third quarter of 2018, the Company expects adjusted EBITDA in a range of $102 million to $106 million.

We expect full-year 2018 non-GAAP net income per diluted share in a range of $7.75 to $7.95 based on 36.5 million shares, an increase of $0.31 at the midpoint versus the previously provided outlook. For the third quarter of 2018, we expect non-GAAP net income per diluted share in a range of $2.02 to $2.10 based on 36.5 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 24, 2018, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense) and loss on debt extinguishment, (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) amortization of acquired intangible assets, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, (vi) settlements and impairments and (vii) loss on debt extinguishment. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2017, the company assumed a 38% tax rate, and in 2018 the company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, July 24, 2018 to discuss earnings results for the second quarter of 2018 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (800) 230-1092 (from the United States and Canada) or (612) 234-9960 (from all other countries) and refer to conference code 451455. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 451455. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues	$297,018	$237,153	$570,736	$463,706
Cost of revenues	67,136	55,273	129,613	106,619
Gross profit	229,882	181,880	441,123	357,087

Operating expenses:
Selling and marketing (excluding customer base amortization)	112,965	91,726	201,455	168,128
Software development	26,271	23,144	49,184	45,518
General and administrative	38,056	34,557	78,646	68,552
Customer base amortization	8,816	4,570	14,619	9,344
	186,108	153,997	343,904	291,542

Income from operations	43,774	27,883	97,219	65,545
Interest and other income	2,652	605	5,639	1,034
Interest and other expense	(728)	(2,693)	(1,418)	(5,379)
Income before income taxes	45,698	25,795	101,440	61,200
Income tax expense	1,863	3,611	5,374	16,886
Net income	$43,835	$22,184	$96,066	$44,314

Net income per share - basic	$1.22	$0.68	$2.67	$1.37
Net income per share - diluted	$1.20	$0.68	$2.64	$1.36

Weighted average outstanding shares - basic	36,073	32,406	35,983	32,341
Weighted average outstanding shares - diluted	36,450	32,739	36,400	32,651

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$43,835	$22,184	$96,066	$44,314
Income tax expense	1,863	3,611	5,374	16,886
Income before income taxes	45,698	25,795	101,440	61,200
Amortization of acquired intangible assets	14,140	9,340	24,551	20,233
Stock-based compensation expense	11,228	10,103	21,640	19,460
Acquisition and integration related costs	9,506	411	13,028	772
Settlements and impairments	—	—	—	(760)
Non-GAAP income before income taxes	80,572	45,649	160,659	100,905
Assumed rate for income tax expense *	25%	38%	25%	38%
Assumed provision for income tax expense	(20,143)	(17,347)	(40,165)	(38,344)
Non-GAAP net income	$60,429	$28,302	$120,494	$62,561

Net income per share - diluted	$1.20	$0.68	$2.64	$1.36
Non-GAAP net income per share - diluted	$1.66	$0.86	$3.31	$1.92

Weighted average outstanding shares - basic	36,073	32,406	35,983	32,341
Weighted average outstanding shares - diluted	36,450	32,739	36,400	32,651

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$43,835	$22,184	$96,066	$44,314
Amortization of acquired intangible assets in cost of revenues	5,324	4,770	9,932	10,889
Amortization of acquired intangible assets in operating expenses	8,816	4,570	14,619	9,344
Depreciation and other amortization	6,444	6,520	13,016	12,925
Interest and other income	(2,652)	(605)	(5,639)	(1,034)
Interest and other expense	728	2,693	1,418	5,379
Income tax expense	1,863	3,611	5,374	16,886
EBITDA	$64,358	$43,743	$134,786	$98,703
Stock-based compensation expense	11,228	10,103	21,640	19,460
Acquisition and integration related costs	9,506	411	13,028	772
Settlements and impairments	—	—	—	(760)
Adjusted EBITDA	$85,092	$54,257	$169,454	$118,175

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$966,278	$1,211,463
Accounts receivable, less allowance for doubtful accounts of approximately $5,065 and $6,469 as of June 30, 2018 and December 31, 2017, respectively	69,984	60,900
Prepaid expenses and other current assets	39,723	15,572
Total current assets	1,075,985	1,287,935

Long-term investments	10,070	10,070
Deferred income taxes, net	4,046	5,431
Property and equipment, net	84,648	84,496
Goodwill	1,549,517	1,283,457
Intangible assets, net	299,611	182,892
Deferred commission costs, net	76,159	—
Deposits and other assets	7,660	6,179
Income tax receivable	14,878	12,981
Total assets	$3,122,574	$2,873,441

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,394	$9,262
Accrued wages and commissions	45,593	54,104
Accrued expenses	37,343	22,193
Deferred gain on the sale of building	2,523	2,523
Income taxes payable	94	8,166
Deferred rent	4,632	4,732
Deferred revenue	46,341	45,686
Total current liabilities	145,920	146,666

Deferred gain on the sale of building	14,930	16,192
Deferred rent	32,230	33,909
Deferred income taxes, net	62,830	12,070
Income taxes payable	16,046	13,354
Total liabilities	271,956	222,191

Total stockholders’ equity	2,850,618	2,651,250
Total liabilities and stockholders’ equity	$3,122,574	$2,873,441

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands, unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$96,066	$44,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,567	33,158
Amortization of deferred commissions costs	24,275	—
Amortization of debt issuance costs	436	1,487
Stock-based compensation expense	21,640	19,460
Deferred income tax expense, net	4,291	3,434
Bad debt expense	2,857	2,349
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,089)	(5,177)
Prepaid expenses and other current assets	(17,655)	(7,887)
Deferred commissions	(29,554)	—
Deposits and other assets	(1,444)	(103)
Accounts payable and other liabilities	(16,619)	605
Deferred revenue	2,546	3,723
Net cash provided by operating activities	119,317	95,363

Investing activities:
Purchases of property and equipment and other assets	(15,851)	(12,674)
Cash paid for acquisitions, net of cash acquired	(340,074)	(45,068)
Net cash used in investing activities	(355,925)	(57,742)

Financing activities:
Payments of long-term debt	—	(35,000)
Repurchase of restricted stock to satisfy tax withholding obligations	(22,394)	(13,456)
Proceeds from exercise of stock options and employee stock purchase plan	14,214	7,683
Net cash used in financing activities	(8,180)	(40,773)

Effect of foreign currency exchange rates on cash and cash equivalents	(397)	567
Net (decrease) in cash and cash equivalents	(245,185)	(2,585)
Cash and cash equivalents at the beginning of period	1,211,463	567,223
Cash and cash equivalents at the end of period	$966,278	$564,638

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
North America	$288,288	$229,826	$553,083	$449,167
International
External customers	8,730	7,327	17,653	14,539
Intersegment revenues *	16	11	29	22
Total International revenues	8,746	7,338	17,682	14,561
Intersegment eliminations	(16)	(11)	(29)	(22)
Total revenues	$297,018	$237,153	$570,736	$463,706

EBITDA
North America	$64,762	$43,364	$135,817	$97,797
International	(404)	379	(1,031)	906
Total EBITDA	$64,358	$43,743	$134,786	$98,703

* Intersegment revenues recorded were attributable to services performed for the Company's wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company. Intersegment revenues are recorded at an amount the Company believes approximates fair value. North America EBITDA includes a corresponding cost for the services performed by Grecam for CoStar Portfolio Strategy.

CoStar Group, Inc.
Revenues by Services - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Information and analytics
CoStar Suite	$133,812	$113,794	$264,173	$223,773
Information services	15,681	18,312	30,890	36,648
Online marketplaces
Multifamily	104,793	68,076	192,476	132,067
Commercial property and land	42,732	36,971	83,197	71,218
Total revenues	$297,018	$237,153	$570,736	$463,706

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9
Income before income taxes	35.4	25.8	55.2	48.7	55.7	45.7
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5
Settlements and impairments	(0.8)	—	—	—	—	—
Loss on debt extinguishment	—	—	—	3.8	—	—
Non-GAAP income before income taxes	55.3	45.6	74.6	73.0	80.1	80.6
Assumed rate for income tax expense *	38%	38%	38%	38%	25%	25%
Assumed provision for income tax expense	(21.0)	(17.3)	(28.4)	(27.7)	(20.0)	(20.1)
Non-GAAP net income	$34.3	$28.3	$46.3	$45.2	$60.1	$60.4

Non-GAAP net income per share - diluted	$1.05	$0.86	$1.41	$1.25	$1.65	$1.66

Weighted average outstanding shares - basic	32.3	32.4	32.4	35.7	35.9	36.1
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1
Depreciation and other amortization	6.4	6.5	6.6	6.7	6.6	6.4
Interest and other income	(0.4)	(0.6)	(0.6)	(2.5)	(3.0)	(2.6)
Interest and other expense	2.7	2.7	2.9	0.7	0.7	0.7
Loss on debt extinguishment	—	—	—	3.8	—	—
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9
EBITDA	$55.0	$43.7	$72.6	$66.0	$70.4	$64.3
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5
Settlements and impairments	(0.8)	—	—	—	—	—
Adjusted EBITDA	$63.9	$54.3	$83.6	$77.9	$84.4	$85.1

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2018		Ended December 31, 2018
	Low	High	Low	High

Net income	$46,000	$52,000	$216,000	$228,000
Income tax expense	15,000	17,000	38,000	42,000
Income before income taxes	61,000	69,000	254,000	270,000
Amortization of acquired intangible assets	14,000	14,000	52,000	52,000
Stock-based compensation expense	12,000	11,000	46,000	44,000
Acquisition and integration related costs	8,000	6,000	22,000	19,000
Restructuring and related costs	3,000	2,000	3,000	2,000
Non-GAAP income before income taxes	98,000	102,000	377,000	387,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(24,300)	(25,400)	(94,000)	(97,000)
Non-GAAP net income	$73,700	$76,600	$283,000	$290,000

Net income per share - diluted	$1.26	$1.42	$5.92	$6.25
Non-GAAP net income per share - diluted	$2.02	$2.10	$7.75	$7.95

Weighted average outstanding shares - diluted	36,500	36,500	36,500	36,500

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2018		Ended December 31, 2018
	Low	High	Low	High
Net income	$46,000	$52,000	$216,000	$228,000
Amortization of acquired intangible assets	14,000	14,000	52,000	52,000
Depreciation and other amortization	6,000	6,000	26,000	26,000
Interest and other expense, net	(2,000)	(2,000)	(8,000)	(8,000)
Income tax expense	15,000	17,000	38,000	42,000
Stock-based compensation expense	12,000	11,000	46,000	44,000
Acquisition and integration related costs	8,000	6,000	22,000	19,000
Restructuring and related costs	3,000	2,000	3,000	2,000
Adjusted EBITDA	$102,000	$106,000	$395,000	$405,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President
Investor Relations and Public Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with approximately 5 million monthly unique visitors per month. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of approximately 40 million unique monthly visitors in aggregate in the second quarter of 2018. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,800 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, margin expansion, bookings, sales, unique visitors, visits, leads, and the ForRent cancel rate; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that the Company is unable to convert the remaining ForRent properties to the combined network when and as expected; the risk that the ForRent integration is not completed when expected; the risk that the Company is unable to achieve the stated ForRent margin goal; the risk that the Company is unable to achieve its stated goal of 40% adjusted EBITDA margin for the fourth quarter 2018; the risk that revenues for the third quarter and full year 2018 will not be as stated in this press release; the risk that net income for the third quarter and full year 2018 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2018 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2018 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release are incorrect or may change; the risk that the businesses of ForRent, Apartments.com, and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that the combination does not produce the expected results or benefits; the risk that business disruption relating to the ForRent acquisition may be greater than expected; the risk that synergies and expected operating efficiencies from the acquisition of ForRent may not be as expected, may not be fully realized, or may take longer to realize than expected; and the risk that the combination and integration of ForRent will disrupt CoStar's operations or result in the loss of consumers, property owners or key employees. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2017, and CoStar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.